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                                                             EXHIBIT 10(iii)A(9)


                             AMENDMENT NO. 1 TO THE
                        NATIONAL SERVICE INDUSTRIES, INC.
                      LONG-TERM ACHIEVEMENT INCENTIVE PLAN



         WHEREAS, The National Service Industries, Inc. Long-Term Achievement Incentive Plan (the "Plan") was adopted by the Board of Directors (the "Board") of National Service Industries, Inc. ("NSI") and became effective on September 17, 1996, and was approved by stockholders on January 8, 1997; and

         WHEREAS, paragraph 14(a) of the Plan permits the Board to amend the Plan, subject to certain restrictions set forth therein; and

         WHEREAS, the Board desires to amend the Plan as set forth herein to enable a Participant to exchange the payment of an Aspiration Award for Options under certain circumstances;

         NOW THEREFORE, pursuant to action taken by the Board of Directors on April 7, 1999, the Plan is amended, effective April 7, 1999, by adding, at the end of paragraph 7(d) of the Plan, the following:

         Notwithstanding the foregoing, the Committee may permit a Participant to surrender all or a portion of an earned Aspiration Award in exchange for Options pursuant to an election and upon terms established by the Committee.

         IN WITNESS WHEREOF, the Board has caused this AMENDMENT NO. 1 to be executed on behalf of the Corporation and the Corporation's seal affixed hereto, this 7th day of April, 1999.



Attest:                                        National Service Industries, Inc.



/s/ Helen D. Haines                        By:/s/ James S. Balloun
    Helen D. Haines, Secretary                    James S. Balloun
                                                  Chairman, President, and
                                                  Chief Executive Officer

(CORPORATE SEAL)